Exhibit 99.1

Cirrus Logic Reports First Quarter Revenue of $393.6 Million

Company Announces $500 Million Share Repurchase Program

AUSTIN, Texas--(BUSINESS WIRE)--August 2, 2022--Cirrus Logic, Inc. (Nasdaq: CRUS) today posted on its website at investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter fiscal year 2023, which ended June 25, 2022, as well as the company’s current business outlook.

“Cirrus Logic delivered record revenue for the June quarter, above the high end of guidance, as component shipments into smartphones exceeded expectations, and we continued to benefit from strong demand for flagship devices,” said John Forsyth, Cirrus Logic president and chief executive officer. “We remain focused on delivering long-term growth through our investment in new technologies and high-performance mixed-signal products. With a compelling pipeline of low-power, low-latency signal processing components, we believe the company is well-positioned to drive content expansion opportunities in FY24 and beyond.”

Reported Financial Results – First Quarter FY23

  Revenue of $393.6 million;
  GAAP and non-GAAP gross margin of 51.5 percent;
  GAAP operating expenses of $148.4 million and non-GAAP operating expenses of $119.5 million; and
  GAAP earnings per share of $0.69 and non-GAAP earnings per share of $1.12.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY23

  Revenue is expected to range between $450 million and $490 million;
  GAAP gross margin is forecasted to be between 49 percent and 51 percent; and
  Combined GAAP R&D and SG&A expenses are anticipated to range between $154 million and $160 million, including approximately $20 million in stock-based compensation expense, $8 million in amortization of acquired intangibles, and $3 million in acquisition-related costs.

Share Repurchase Authorization

The company also announced that its Board of Directors recently authorized the repurchase of up to an additional $500 million of the company's common stock, in addition to the $136.1 million remaining from the Board’s previous share repurchase authorization in January 2021. The repurchases will be funded from working capital and anticipated cash flow from operations and may occur from time to time depending on a variety of factors, including general market and economic conditions and other corporate considerations. Repurchases may also be affected through open market purchases, 10b5-1 plans, or other means. The share repurchase program is designed to comply with all applicable securities laws and may be suspended or discontinued at any time without notice.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to discuss its financial results and business outlook. Participants may listen to the conference call on the investor relations website at investor.cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (647) 362-9199, or toll-free at (800) 770-2030 (Access Code: 9542479).

Cirrus Logic, Inc.

Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, effective tax rate, free cash flow, and free cash flow margin. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our ability to deliver long-term growth through investment in new technologies and high-performance mixed-signal products, drive content expansion opportunities in FY24 and beyond, and our estimates for the second quarter fiscal year 2023 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense, amortization of acquired intangibles and acquisition-related costs. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially, and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: the effects of the global COVID-19 outbreak and the measures taken to limit the spread of COVID-19, including any disruptions to our business that could result from measures to contain the outbreak that may be taken by governmental authorities in the jurisdictions in which we and our supply chain operate; the susceptibility of the markets we address to economic downturns, including as a result of the COVID-19 outbreak and the actions taken to mitigate the spread of COVID-19; increased industry-wide capacity constraints that may impact our ability to meet current customer demand, which could cause an unanticipated decline in our sales and damage our existing customer relationships and our ability to establish new customer relationships; the potential for increased prices due to capacity constraints in our supply chain, which, if we are unable to increase our selling price to our customers, could result in lower revenues and margins that could adversely affect our financial results; recent significant increases in inflation in the U.S. and overseas; the level and timing of orders and shipments during the second quarter of fiscal year 2023, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 26, 2022 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(in thousands, except per share data; unaudited)

	Three Months Ended

	Jun. 25,	Mar. 26,	Jun. 26,
	2022	2022	2021
	Q1'23	Q4'22	Q1'22
Audio	$254,496	$327,099	$217,355
High-Performance Mixed-Signal	139,143	162,873	59,898
Net sales	393,639	489,972	277,253
Cost of sales	191,005	231,243	137,307
Gross profit	202,634	258,729	139,946
Gross margin	51.5%	52.8%	50.5%

Research and development	109,716	111,394	85,696
Selling, general and administrative	38,642	39,470	35,147
Total operating expenses	148,358	150,864	120,843

Income from operations	54,276	107,865	19,103

Interest income (expense)	305	(103)	761
Other income (expense)	506	180	(242)
Income before income taxes	55,087	107,942	19,622
Provision for income taxes	15,380	11,528	2,413
Net income	$39,707	$96,414	$17,209

Basic earnings per share:	$0.71	$1.69	$0.30
Diluted earnings per share:	$0.69	$1.64	$0.29

Weighted average number of shares:
Basic	56,277	56,993	57,582
Diluted	57,804	58,625	59,513

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(in thousands, except per share data; unaudited)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended

	Jun. 25,	Mar. 26,	Jun. 26,
	2022	2022	2021
Net Income Reconciliation	Q1'23	Q4'22	Q1'22
GAAP Net Income	$39,707	$96,414	$17,209
Amortization of acquisition intangibles	7,835	7,882	2,998
Stock-based compensation expense	18,138	17,024	14,984
Acquisition-related costs	3,164	3,164	-
Adjustment to income taxes	(4,300)	(6,778)	(2,949)
Non-GAAP Net Income	$64,544	$117,706	$32,242

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.69	$1.64	$0.29
Effect of Amortization of acquisition intangibles	0.14	0.14	0.05
Effect of Stock-based compensation expense	0.31	0.29	0.25
Effect of Acquisition-related costs	0.05	0.05	-
Effect of Adjustment to income taxes	(0.07)	(0.11)	(0.05)
Non-GAAP Diluted earnings per share	$1.12	$2.01	$0.54

Operating Income Reconciliation
GAAP Operating Income	$54,276	$107,865	$19,103
GAAP Operating Profit	13.8%	22.0%	6.9%
Amortization of acquisition intangibles	7,835	7,882	2,998
Stock-based compensation expense - COGS	277	261	246
Stock-based compensation expense - R&D	12,592	11,786	9,612
Stock-based compensation expense - SG&A	5,269	4,977	5,126
Acquisition-related costs	3,164	3,164	-
Non-GAAP Operating Income	$83,413	$135,935	$37,085
Non-GAAP Operating Profit	21.2%	27.7%	13.4%

Operating Expense Reconciliation
GAAP Operating Expenses	$148,358	$150,864	$120,843
Amortization of acquisition intangibles	(7,835)	(7,882)	(2,998)
Stock-based compensation expense - R&D	(12,592)	(11,786)	(9,612)
Stock-based compensation expense - SG&A	(5,269)	(4,977)	(5,126)
Acquisition-related costs	(3,164)	(3,164)	-
Non-GAAP Operating Expenses	$119,498	$123,055	$103,107

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$202,634	$258,729	$139,946
GAAP Gross Margin	51.5%	52.8%	50.5%
Stock-based compensation expense - COGS	277	261	246
Non-GAAP Gross Profit	$202,911	$258,990	$140,192
Non-GAAP Gross Margin	51.5%	52.9%	50.6%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$15,380	$11,528	$2,413
GAAP Effective Tax Rate	27.9%	10.7%	12.3%
Adjustments to income taxes	4,300	6,778	2,949
Non-GAAP Tax Expense	$19,680	$18,306	$5,362
Non-GAAP Effective Tax Rate	23.4%	13.5%	14.3%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.27	$0.20	$0.04
Adjustments to income taxes	0.07	0.11	0.05
Non-GAAP Tax Expense	$0.34	$0.31	$0.09

CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands; unaudited)

	Jun. 25,	Mar. 26,	Jun. 26,
	2022	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$379,335	$369,814	$385,127
Marketable securities	18,397	10,601	60,503
Accounts receivable, net	206,272	240,264	136,534
Inventories	174,370	138,436	192,722
Other current assets	82,634	80,900	64,458
Total current Assets	861,008	840,015	839,344

Long-term marketable securities	55,965	63,749	311,643
Right-of-use lease assets	168,680	171,003	131,446
Property and equipment, net	157,165	157,077	158,451
Intangibles, net	149,984	158,145	18,429
Goodwill	435,936	435,791	287,518
Deferred tax asset	16,928	11,068	19,482
Long-term prepaid wafers	195,000	195,000	-
Other assets	65,236	91,552	47,693
Total assets	$2,105,902	$2,123,400	$1,814,006

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$121,451	$115,417	$95,232
Accrued salaries and benefits	41,026	65,261	37,220
Lease liability	13,988	14,680	14,662
Acquisition-related liabilities	30,964	30,964	-
Other accrued liabilities	45,167	38,461	39,387
Total current liabilities	252,596	264,783	186,501

Non-current lease liability	159,344	163,162	126,442
Non-current income taxes	73,735	73,383	64,245
Long-term acquisition-related liabilities	11,856	8,692	-
Other long-term liabilities	9,184	13,563	30,087

Stockholders' equity:
Capital stock	1,596,684	1,578,427	1,514,549
Accumulated earnings (deficit)	5,894	23,435	(109,754)
Accumulated other comprehensive income (loss)	(3,391)	(2,045)	1,936
Total stockholders' equity	1,599,187	1,599,817	1,406,731
Total liabilities and stockholders' equity	$2,105,902	$2,123,400	$1,814,006

Prepared in accordance with Generally Accepted Accounting Principles

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands; unaudited)

	Three Months Ended

	Jun. 25,	Jun. 26,
	2022	2021
	Q1'23	Q1'22
Cash flows from operating activities:
Net income	$39,707	$17,209
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,515	11,898
Stock-based compensation expense	18,138	14,985
Deferred income taxes	(5,860)	(9,270)
Loss on retirement or write-off of long-lived assets	292	-
Other non-cash charges	99	108
Net change in operating assets and liabilities:
Accounts receivable, net	33,992	(27,822)
Inventories	(35,934)	(19,459)
Other assets	549	(6,457)
Accounts payable and other accrued liabilities	(20,327)	(21,740)
Income taxes payable	24,030	13,752
Acquisition-related liabilities	3,164	-
Net cash provided by (used in) operating activities	74,365	(26,796)
Cash flows from investing activities:
Maturities and sales of available-for-sale marketable securities	4,694	49,158
Purchases of available-for-sale marketable securities	(5,186)	(53,969)
Purchases of property, equipment and software	(6,776)	(10,835)
Investments in technology	(448)	(1,068)
Net cash used in investing activities	(7,716)	(16,714)
Cash flows from financing activities:
Issuance of common stock, net of shares withheld for taxes	120	746
Repurchase of stock to satisfy employee tax withholding obligations	(866)	(1,772)
Repurchase and retirement of common stock	(56,382)	(12,501)
Net cash used in financing activities	(57,128)	(13,527)
Net increase (decrease) in cash and cash equivalents	9,521	(57,037)
Cash and cash equivalents at beginning of period	369,814	442,164
Cash and cash equivalents at end of period	$379,335	$385,127

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(in thousands; unaudited)

Free cash flow, a non-GAAP financial measure, is GAAP cash flow from operations (or cash provided by (used in) operating activities) less capital expenditures. Capital expenditures include purchases of property, equipment and software as well as investments in technology, as presented within our GAAP Consolidated Condensed Statement of Cash Flows. Free cash flow margin represents free cash flow divided by revenue.

	Twelve Months Ended	Three Months Ended

	Jun. 25,	Jun. 25,	Mar. 26,	Dec. 25,	Sep. 25,
	2022	2022	2022	2021	2021
	Q1'23	Q1'23	Q4'22	Q3'22	Q2'22

Net cash provided by (used in) operating activities (GAAP)	$225,914	$74,365	$258,231	$(135,855)	$29,173
Capital expenditures	(25,331)	(7,224)	(8,456)	(3,724)	(5,927)
Free Cash Flow (Non-GAAP)	$200,583	$67,141	$249,775	$(139,579)	$23,246

Cash Flow from Operations as a Percentage of Revenue (GAAP)	12%	19%	53%	-25%	6%
Free Cash Flow Margin (Non-GAAP)	11%	17%	51%	-25%	5%

Contacts

Investor Contact:
Chelsea Heffernan
Vice President, Investor Relations
Cirrus Logic, Inc.
(512) 851-4125
Investor@cirrus.com